Exhibit 5.3
[LETTERHEAD OF FASKEN MARTINEAU DUMOULIN LLP]
August 10, 2010
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
Dear Sirs:
Goodyear Canada Inc.
We have acted as special Ontario counsel for Goodyear Canada Inc. (“Goodyear Canada”) in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the guarantees of Goodyear Canada (the “Guarantees”) of one or more series of debt securities (the “Debt Securities”) of The Goodyear Tire & Rubber Company (“Goodyear US”), pursuant to the registration statement on Form S-3, filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). As described in the Registration Statement, the Debt Securities and the Guarantees may be issued from time to time in connection with one or more offerings.
Scope of Enquiry
In order to render our opinions, we have examined originals or copies of the following documents:
(a)	the unexecuted indenture in the form of Exhibit 4.1 to the Registration Statement (which includes the form of the Guarantees (the “Indenture”));

(b)	a certificate of status for Goodyear Canada issued by the Ministry of Government Services dated August 10, 2010;

(c)	a certified copy of the certificate and articles of amalgamation of Goodyear Canada effective January 1, 2002;

(d)	a certified copy of the by-laws of Goodyear Canada; and

(e)	a certificate of Douglas S. Hamilton, the President of Goodyear Canada, dated August 10, 2010 (the “Officer’s Certificate”).
In addition to the review of the documents recited above, we have considered such questions of law applicable in the Province of Ontario, and such law, statutes and regulations of the Province of Ontario and of Canada applicable in Ontario (collectively, “Ontario Law”), and conducted the searches detailed below, as we considered necessary as a basis for our opinions.
Assumptions
As a basis for our opinions, we have made the following assumptions:
(a)	all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

(b)	all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are and remain at all material times complete, true and accurate;

(c)	all facts addressed and statements made in the Officer’s Certificate (to the extent that such statements are not conclusions of law) are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter;

(d)	all relevant individuals had full legal capacity at all relevant times;

(e)	none of the documents, originals or copies of which we have examined has been amended, and there are no agreements or understandings between the parties, written or oral, and there is no usage of trade or course of prior dealing between the parties that would, in either case, define, supplement or qualify the terms of the Indenture; and

(f)	the accuracy and currency of the indices and filing systems maintained at all public offices where, as applicable, we made or conducted registrations, searches or inquiries or have caused registrations, searches or inquiries to be made or conducted, and the accuracy and completeness of all public records and any certificates issued pursuant thereto.

Applicable Law
The opinions expressed in this opinion letter are limited to Ontario Law.
Opinions
Based and relying on the foregoing, we are of the opinion that:
1.	Goodyear Canada is a corporation existing under the OBCA and has not been dissolved under the OBCA.

2.	Goodyear Canada has the capacity of a natural person and the corporate power and authority under the OBCA and its articles and by-laws to execute, deliver and grant the Guarantees contemplated by, and perform its obligations under, the Indenture.
Reliance
We hereby consent to the filing of this opinion letter as an exhibit to the registration statement relating to the Guarantees and to the reference to us under the heading “Legal Matters” in the prospectus relating thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours truly,
/s/ Fasken Martineau DuMoulin LLP